                                                                  EXHIBIT 10.9

* Indicates confidential material has been omitted pursuant to Rule 406 under the Securities Act of 1933, as amended.


                            BASIC PURCHASE AGREEMENT


         THIS BASIC PURCHASE AGREEMENT (this "Agreement") is made this 19 day of September, 1996, by and between CIENA Corporation (hereinafter called "Vendor"), having its office at 8530 Corridor Road, Savage, Maryland 20763 and WORLDCOM NETWORK SERVICES, INC. (hereinafter called "WorldCom"), having its principal offices and place of business at One Williams Center, Tulsa, Oklahoma 74172.

                              W I T N E S S E T H

         WHEREAS, WorldCom desires to purchase from Vendor, and Vendor desires to sell to WorldCom certain Vendor products and associated software (hereinafter collectively referred to as the "Products") upon the terms and conditions included herein; and

         WHEREAS, the Products purchased hereunder and other terms and conditions relevant thereto shall be described in the Product and Pricing Attachments to this Agreement (the "P&P Attachments").

         NOW, THEREFORE, it is mutually agreed as follows:

         1. TERM OF AGREEMENT. The term of this Agreement shall be governed by the term of the individual P&P Attachments and it shall remain in effect until the expiration of all of the P&P Attachments. Notwithstanding the foregoing, the sections of this Agreement which are intended to survive termination or expiration of this Agreement shall so survive; such sections shall include, but not be limited to, indemnities, software licenses and
Section 12.F of this Agreement.

         2.      METHOD OF ORDERING.

                 A. All purchases of Products by WorldCom shall be made by means of purchase orders ("Order(s)") issued from time to time by WorldCom.

                 B. All Orders issued by WorldCom, and all acceptances by Vendor hereunder, shall be deemed to incorporate the terms and conditions set out in this Agreement and the P&P Attachments. WorldCom shall use its best efforts to have all Orders covered by this Agreement reference this Agreement. Any pre-printed terms and conditions contained in any Order or acceptance which are in conflict with any of the terms of this Agreement and/or the P&P Attachments shall be deemed deleted and of no force and effect. However, WorldCom and Vendor may mutually agree, in writing, to additional, special or modified terms and conditions for specific Order(s) if the scope of such Order(s) warrants.

                 C. A particular Order issued with reference to this Agreement may be amended from time to time by change orders in writing which shall set forth the particular changes to be made, and the effect, if any, of such changes on the price, quantity and delivery dates. A change order shall not be binding on either party unless and until accepted by both parties.

                 D. Upon written notice to Vendor, WorldCom may terminate all or any part of an Order for any reason; provided, that WorldCom shall pay termination fees in accordance with the terms set forth in the P&P Attachment.

         3.      PRICING.

                 Pricing terms shall be as set forth in the P&P Attachment.


         4. DELIVERY. The matters constituting delivery and the requested delivery date applicable to Products purchased hereunder shall be in accordance with requirements and applicable delivery intervals shown in each P&P Attachment unless otherwise agreed to by the parties in writing.

         5. TERMS OF PAYMENT. Payment for Products purchased by WorldCom under this Agreement shall be within thirty (30) days from receipt by WorldCom of an invoice for the Products purchased and delivery of the Products by Vendor (as constituted by compliance with such matters as are applicable to a particular Product) to WorldCom's designated location, whichever is the latter to occur.

         6. SHIPMENT. All Products shall be shipped F.O.B. point of origin via the shipping method requested by WorldCom on the face of each Order. In the absence of such request, Vendor shall ship freight prepaid, uninsured, via the carrier selected by Vendor. Vendor shall separately itemize prepaid freight charges and applicable insurance charges on its invoices submitted to WorldCom.

         7. SUBSTITUTIONS AND MODIFICATIONS. Vendor reserves the right to modify the design and specifications of the Products supplied hereunder, provided the modification does not adversely affect its operation, life or interchangeability, and meets or exceeds Specifications (defined in Section 15 herein) and is subject to the General Warranty Provisions of Section 8 of this Agreement.

         8.      GENERAL WARRANTY PROVISIONS.

                 A. Subject to the limitations stated herein, Products (exclusive of Software, as hereinafter defined, supplied by Vendor) are warranted to be free of defects in workmanship and material at the time of delivery to WorldCom and shall operate in conformity with the Specifications for the warranty period specified in any P&P Attachment. In the event the Products are not as warranted herein at the time of delivery and during the warranty period applicable to the Product in question, Vendor agrees to promptly repair, correct, or replace the nonconforming Product to conform with this warranty at Vendor's sole cost and expense.

                 B. Subject to the limitations stated herein, Software furnished as part of the Products is warranted to conform with the Specifications for the warranty period specified in any P&P Attachment. Vendor's sole obligation hereunder shall be to promptly remedy any defect in the Software and restore the Software to conform with the foregoing warranty at Vendor's facility at its sole cost and expense by either altering the generic software release of the Software provided to WorldCom or supplying WorldCom with a later generic software release of the Software with the correction included. Any materials or equipment which may be necessary to maintain compatibility between the relevant Product and such later generic software release shall be supplied by Vendor at its sole cost and expense.

                 C. In order to obtain warranty service for Products and/or Software described above, each of the following conditions must be met unless otherwise indicated in the P&P Attachment applicable to the Product and/or Software in question:

                          (i)     WorldCom must give Vendor notice of the
claimed defect or unsuitability of the Product and/or Software in writing within the applicable warranty period;

                          (ii)    The defective Product component (does not
apply to Software) is returned to Vendor's designated Warranty Repair Center, transportation prepaid and risk of loss borne by WorldCom, in accordance with Vendor's instructions which shall be promptly given and which shall not be unusually burdensome on WorldCom;

                          (iii)   The Product and/or Software defect was not
caused by abuse or improper use, maintenance, repair, installation or alteration by a party other than Vendor or its authorized service center.

                 D. Any Product or Software repaired or replaced by Vendor in accordance with the foregoing warranty shall be returned to WorldCom with transportation therefor and risk of loss borne by Vendor. Any Product and/or Software shall continue to be warranted for the remainder of the applicable warranty period or six (6) months after repair or replacement of the Product, whichever is longer.

                 E. Vendor warrants that its Installation Services (if ordered) shall include testing of the Product(s) and related Software for operation in conformity with the Specifications and shall be performed in a good and workmanlike manner in conformity with all applicable codes and ordinances; and any related installation material supplied by Vendor shall be free from defects in workmanship. If Installation Services are found defective
* from the date of completion of the installation in question or such other period as may be agreed to by the parties and set forth in a P&P Attachment ("Installation Services Warranty Period"), Vendor shall fulfill this warranty through repair or replacement of any installation materials and/or repair or correction of errors in installation workmanship, provided written notice of the claimed defect is given to Vendor within the Installation Services Warranty Period applicable to the installation in question.

                 F. Product or Software repair services provided to WorldCom by Vendor, outside the scope of the above specified warranties, are warranted by Vendor for a period of ninety (90) days against defects in material and workmanship, subject, however, to all other applicable terms, limitations and conditions set forth herein.

         9. CONTINUING AVAILABILITY OF TECHNICAL SUPPORT AND REPLACEMENT AND REPAIRED PARTS. Vendor shall provide WorldCom with continuing availability of technical support, replacement parts and repaired parts in the following manner:

                 A. Technical Support - Vendor agrees to offer technical support in the form of both telephone consultation and on-site assistance as may be requested by WorldCom at Vendor's then current price (if any) for a period of at least ten (10) years following delivery of the Product. In the event that the on-site assistance and/or telephone calls arise from a warranty issue and during the applicable warranty period, the on-site assistance and/or telephone calls shall be at no charge to WorldCom.

                 B.      Replacement Parts - Vendor agrees to:

                          (i)     Offer for sale newly manufactured systems,
subassemblies, replacement modules and component parts throughout the period in which the Product is in current factory production;

                          (ii)    Provide WorldCom with six (6) months' notice
prior to moving the Product from status of "current production" to a status of "additions and maintenance." Modules, selected subassemblies and component parts shall be available during the "additions and maintenance" period to provide for the expansion of previously delivered Product and to augment WorldCom's spares pool for ongoing Product support;

                          (iii)   Provide another notice to WorldCom six (6)
months prior to moving the Product to a status of "manufacture discontinued." Upon giving such six (6) month notice, if at any time that Vendor thereafter fails or is unable to supply subassemblies, replacement modules and component parts of the Product to WorldCom at the contractually agreed price and within sixty (60) days from the agreed delivery date for such items, WorldCom shall have the right, in addition to any other right or remedy under this Agreement, to require Vendor to supply WorldCom with all plans, documents, drawings, technical specifications, parts lists and other documents as may be reasonably necessary to enable and authorize WorldCom to obtain or manufacture such subassemblies, replacement modules and component parts; and

                          (iv)    Continue to offer for sale to WorldCom, after
the Product is moved to the status of "manufacture discontinued," subassemblies, replacement modules and component parts for so long as inventories of those items are available.

                 C. Repair Services - Vendor agrees to offer repair services to WorldCom, subject to charges then generally billed by Vendor to its customers, for so long as component parts to perform the repairs are available and the repairs can be accomplished through reasonable efforts.

         10. LIMITATION OF LIABILITY. EACH PARTY SHALL BE LIABLE FOR PHYSICAL INJURY TO INDIVIDUALS AND DAMAGE TO PROPERTY PROXIMATELY CAUSED BY SUCH PARTY. NEITHER VENDOR NOR WORLDCOM SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, INCIDENTAL, REMOTE OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO THE LOSS OF REVENUE OR PROFITS) RESULTING FROM OR ARISING OUT OF THE RESPECTIVE PARTIES' PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT.

         11.     *
 .

                 A. Vendor agrees that it shall defend, at its own expense, all suits against WorldCom for *


and Vendor agrees that it shall pay costs incurred by WorldCom to defend such an action, including its attorneys' fees, and shall pay all sums which, by final judgment or decree in any such suits or through settlement, may be assessed against WorldCom on account of * , provided that Vendor shall be given timely written notice of any claims of any * and of any suits brought or threatened against WorldCom and authority to assume the defense thereof through its own counsel and to compromise or settle any suits so far as this may be without prejudice to the right of WorldCom to continue the use, as contemplated, of such Products.

                 B.       If in any such suit so defended *





 .

         12. SOFTWARE LICENSE. Subject to the terms of the P&P Attachment, Vendor agrees to grant a fully paid up, nonexclusive license for the use of any Software furnished in conjunction with Vendor furnished Products in accordance with the definitions set forth in the P&P Attachment and the following:

                 A        Limitations of License Grant - No title to or
ownership of the Software or any part thereof is conveyed to WorldCom. Software furnished hereunder is to be used solely in conjunction with the hardware Products with which the Software is furnished as it may be repaired from time to time. WorldCom shall have no right to modify or reverse compile any Software supplied hereunder by Vendor.

                 B. Software as Proprietary Information - Software furnished hereunder shall be treated as the exclusive property of Vendor, and WorldCom shall hold such Software in confidence to the same extent that it protects its own similar confidential or proprietary information. WorldCom shall not provide or make such Software available to any person, except to those persons working with the Products purchased hereunder. WorldCom shall not reproduce or copy such Software in whole or in part except for backup and archival purposes or as otherwise permitted in writing by Vendor.

                 C. Term of Software License - This Software license shall remain in effect for the full calendar measured term that beneficial use is derived from the System. Either party shall have the right to terminate this license if the other party fails to comply with the terms and conditions contained herein and WorldCom may voluntarily discontinue the use of the licensed Software upon thirty (30) days' written notice to Vendor. In either event, WorldCom, upon written request from Vendor, shall immediately destroy the original and any copies of the licensed Software, including any source material which may have been furnished, and provide notice of such destruction to Vendor.

                 D. Assignment of Software License - The Software license granted under this Agreement may not be transferred or assigned by WorldCom without the prior consent of Vendor, which consent shall not be unreasonably withheld or delayed. However, WorldCom may assign such license (i) pursuant to a sale of the System or substantially all assets of WorldCom to a third party or (ii) to an entity, business organization or enterprise that either controls WorldCom, is controlled by WorldCom or is under common control with WorldCom.

                 E. Software Documentation - Vendor shall keep and maintain a current copy of the Software source codes for, and any other proprietary data information and documentation relevant to, the use and maintenance of the Software licensed hereunder in secure vault storage at its principal place of business designated herein. Should Vendor at a future date contemplate voluntary bankruptcy or be subject to an involuntary bankruptcy proceeding or take other measures to terminate operations or terminate the manufacture and sale of the Software, Vendor agrees that all security-vaulted Software source codes, any other relevant Vendor proprietary data information and documentation, and any licenses, rights and authorizations necessary in utilizing, modifying or copying such, shall be promptly conveyed to WorldCom at no charge. Vendor acknowledges that if a trustee in bankruptcy or Vendor as a debtor in possession rejects this Agreement, WorldCom may elect to retain its rights under this Section 12.F as provided in 11 U.S.C. Section 365(n) of the United States Bankruptcy Code (the "Bankruptcy Code"). Vendor further acknowledges that all security-vaulted Software source codes, any other relevant Vendor proprietary data information and documentation, and any licenses, rights and authorizations necessary in utilizing, modifying or copying such, shall be deemed to be "embodiments" of the Software licensed hereunder as that term is used in Section 365(n) of the Bankruptcy Code. Should Vendor at a future date contemplate the sale of the right to manufacture the hardware Products, including Software support thereof, to a third party, Vendor agrees that it shall assign to the third party its obligations under this license. Should the third party fail to execute a written assumption of Vendor's license obligations to WorldCom, Vendor's security-vaulted Software source codes, any other relevant Vendor proprietary data information and documentation, and any licenses, rights and authorizations necessary in utilizing, modifying or copying such, shall be promptly conveyed to WorldCom at no charge, prior to the execution by Vendor of any contract for sale to any such third party.

                 F. Software Upgrades - WorldCom shall be informed by Vendor of Software Upgrades as specified herein. Vendor shall supply Software Upgrades at no charge to WorldCom during the term of the Software License set forth in Section 12.D. However, installation of any Software Upgrade is the responsibility of WorldCom.

                 G. Tax Determination - For the purposes of determining tax liability, Software licensed hereunder is considered intangible property in as much as it is merely a license to use a Vendor owned method of computer operation and its tangible attributes are only incidental.

         13.     TAXES.

                 A. The prices stated in this Agreement or in the P&P Attachments do not include any state, federal or local sales, use or excise taxes. WorldCom expressly agrees to pay Vendor, in addition to the charges herein specified, the amount of any such taxes which may be imposed upon or payable by Vendor upon the sale of the Products.

                 B. Should WorldCom consider any Products purchased hereunder to be exempt from said taxes, WorldCom shall place on file with Vendor valid tax exemption certificates for the state or other governmental entity which may impose said taxes at the time of sale.

         14.     TITLE AND RISK OF LOSS.   Except as provided in Section 12 as
to Software, title and risk of loss or damage to the Products contained in each shipment shall pass to WorldCom upon delivery thereof to a carrier acceptable to both Vendor and WorldCom. Shipping arrangements with such carrier shall be handled by Vendor. Vendor shall pack the Products for shipment in accordance with its standard commercial packing practices. However, if in-transit damage results from Vendor's failure to adequately package the Products or to comply with any custom packaging requested by WorldCom and agreed to by Vendor, Vendor shall repair or replace the damaged Products at no charge to WorldCom.

         15. SPECIFICATIONS. Products furnished hereunder are represented to perform in accordance with (a) the higher of Vendor's standard commercial product specifications and the additional specifications, if any, set forth in a P&P Attachment and (b) any applicable federal regulatory agency requirements (collectively referred to herein as "Specifications"), which Specifications shall constitute the sole basis for technical acceptance of such Products by WorldCom.

         16.     CONFIDENTIAL INFORMATION.

                 A. Both parties hereto agree not to use or disclose to anyone other than employees of the parties during the term of this Agreement and for a period of five (5) years thereafter, any Confidential Information concerning the other party. "Confidential Information" is information marked as confidential by either party and which relates to either party's research, development, trade secrets, or business affairs or that of any of its customers or affiliates. Each party agrees to indemnify the other party for any loss or damage resulting from a breach of this provision. However, the obligations of the parties shall not extend to information and data which:

                          (i)     Was already known to either party prior to
commencing effort under this Agreement; or

                          (ii)    Was known or was generally available to the
public at the time of disclosure hereunder; or

                          (iii)   Becomes known or generally available to the
public (other than by act of the recipient) subsequent to its disclosure hereunder; or

                          (iv)    Is disclosed or made available in writing to
the recipient by a third party having a bona fide right to do so; or

                          (v)     Is subject to disclosure by process of law.

                 B. The provisions of this Section 16 may not be construed to encompass data which the parties do not protect from disclosure to third parties.

                 C. The parties acknowledge that disclosure of any confidential information other than as allowed by this Section 16 may give rise to irreparable injury and may be inadequately compensable in monetary damages and therefore the non-disclosing party shall be entitled to seek and to obtain injunctive or other equitable relief against the breach or threatened breach of such obligations, in addition to any other remedies which may be available.

         17.     SEVERABILITY.    If any term of this Agreement is found or
held to be contrary to the laws of any jurisdiction having control of its construction, validity or enforcement or if it is found that any term is void or voidable, then said term shall not apply and this Agreement shall be construed as if said term were not present and its removal shall have no effect on the remainder of the Agreement. In the event that any term is found to be void or voidable, then Vendor and WorldCom shall in good faith renegotiate the terms of the voided provision.

         18.     EXCUSABLE DELAYS.    Acts of God or of the public enemy,
earthquakes, hurricanes, acts of the U.S. Government in its sovereign capacity (including, but not limited to the courts), fires, floods, epidemics, quarantine restriction, strikes and freight embargoes and such similar occurrences which cause failure by either party to perform hereunder, and which, in every case, are beyond the reasonable control and are without the fault or negligence of the party or its subcontractors, shall constitute an excusable delay, provided that notice thereof is promptly given to the other party. In the event of delay resulting from any of the above causes, the performance schedule shall be extended for a mutually agreed period reasonable under the circumstances, but in no event longer than thirty (30) days. If delay pursuant to this Section 18 continues for longer than thirty (30) days, WorldCom may cancel this Agreement with no further liability and shall be reimbursed by Vendor for any monies paid for Products not received due to such delays.

         19.     GOVERNING LAW.   Except for laws relating to conflict of laws,
this Agreement, its formation and dispute resolution, construction and interpretation shall be governed by the laws of the State of Delaware in the United States of America. The parties will attempt in good faith to promptly resolve any controversy or claim arising out of or relating to this Agreement or any subsequent performance by the parties before resorting to other remedies available to them. Any such dispute shall be referred to appropriate executives of each party who shall have the authority to resolve the matter. If the executives are unable to resolve the dispute, the parties may by agreement refer the matter to an appropriate form of alternative dispute resolution such as mediation. If the parties cannot resolve the matter or if they cannot agree upon an alternative form of dispute resolution, then either party may pursue resolution of the matter through arbitration in accordance with the rules of the American Arbitration Association applying the substantive law of the State of Delaware without regard to any conflict of laws provisions. The arbitration will be governed by the United States Arbitration Act, 9, U.S.C. Section 1, et. seq. and judgment upon the award rendered by the arbitrators may be entered by any court with jurisdiction. The arbitrators are not empowered to award damages in excess of compensatory damages, and each party waives any damages in excess of compensatory damages. The parties agree to continue performance during the pendency of any dispute, unless performance is terminated according to Article 20 of this Agreement. Notwithstanding the foregoing, either party may bring a claim for injunctive relief as provided in any court of competent jurisdiction without first submitting the claim to arbitration.


         20.     ASSIGNMENT.      Neither party shall assign any of the terms
and conditions hereof or any of its rights or obligations hereunder without the prior written consent of the other party which shall not be unreasonably withheld. Notwithstanding the foregoing, however, either party may assign its rights and obligations hereunder to an entity which controls, is controlled by or is under common control with such party, or a successor organization, which in all respects shall inure to such rights and be bound by such obligations.

         21.     NOTICES.         Notices under this Agreement shall be in
writing and delivered to the representative of the party to receive notice (identified below) at the address of the party to receive notice as it appears
below or as otherwise provided for by proper notice hereunder.   The effective
date for any notice under this Agreement shall be the date of delivery of such notice (not the date of mailing) which may be effected by certified U.S. Mail return receipt requested with postage prepaid thereon or by recognized overnight delivery service, such as, FedEx or UPS:

                 If to Vendor:          CIENA Corporation
                         Attn:          Eric Georgatos, Vice President and
                                          General Counsel
                                        8530 Corridor Road
                                        Savage, Maryland 20763

                 If to WorldCom:        WorldCom Network Services, Inc.
                                        Attn:  Contract Administration
                                        One Williams Center
                                        Tulsa, Oklahoma 74172

         22.     INSURANCE.       Vendor shall obtain, pay for and maintain
insurance for the coverages and amounts of coverage not less than those set forth below and shall provide WorldCom certificates issued by insurance companies satisfactory to WorldCom to evidence such coverages. Such certificates shall provide that there shall be no termination, nonrenewal or modification of such coverage without thirty (30) days' prior written notice to WorldCom.

                 A. Workers' Compensation insurance complying with the law of the state or states of operation, whether or not such coverage is required by law, and Employer's Liability insurance with limits of $500,000 per employee and $500,000 disease policy limit. If work is to be performed in Nevada, North Dakota, Ohio, Wyoming, Washington or West Virginia, Vendor shall purchase Workers' Compensation in the State Fund established in the respective states. Stop Gap Coverage, and if available, Employer's Overhead coverage shall be purchased.

                 B. Commercial General Liability insurance with a combined single limit for bodily injury and property damage of $1,000,000 each occurrence and General and Products Liability aggregates of $2,000,000 each, covering all insurable obligations or operations of Vendor. The policy shall include no modifications that reduce the standard coverages provided under a Commercial General Liability insurance policy form.

                 C. Business Automobile Liability insurance with a combined single limit for bodily injury and property damage of $1,000,000 each occurrence to include coverage for all owned, non-owned and hired vehicles.

                 D. Excess or Umbrella Liability insurance with a combined single limit for bodily injury and property damage of not less than $1,000,000 each occurrence with an annual aggregate of $1,000,000 to apply in excess of all insurance coverages stipulated above.

                 In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided in A through D above in connection with a claim relating to Vendor's performance of its obligations under this Agreement, Vendor shall, upon written request, provide WorldCom with a certified copy of the involved insurance policy or policies within ten (10) business days of receipt of such request.

                 Vendor waives its right, and its underwriter's right, of subrogation against WorldCom, its shareholders, officers, directors, agents and employees thereof, WorldCom's affiliates and their shareholders, officers, directors, agents and employees thereof, and WorldCom's subsidiaries and their shareholders, officers, directors, agents and employees thereof, providing that such waiver in writing prior to loss does not void or alter coverage, and such waiver shall not affect Vendor's other rights or remedies under this Agreement or under law.

                 Neither the insurance required herein nor the amount and type of insurance maintained by Vendor shall change the extent of Vendor's liability hereunder for injury, death, loss or damage.

                 Except as provided in this Agreement, WorldCom, its affiliates and its subsidiaries shall not insure or be responsible for any loss or damage to property of any kind owned or leased by Vendor or its employees, servants and agents. Any policy of insurance covering the property owned or leased by Vendor against loss by physical damage shall provide that the underwriters have given their permission to waive their rights of subrogation against WorldCom, its affiliates and their directors, officers and employees, as well as their subsidiaries including the directors, officers and employees thereof.

                 Certificate Holder must be shown as:

                          WorldCom Network Services, Inc.
                          Attn:  Contract Administration
                          P.O. Box 21348
                          Tulsa, OK  74121


                 Except as provided in this Agreement, Vendor, its affiliates and its subsidiaries shall not insure or be responsible for any loss or damage to property of any kind owned or leased by WorldCom or its employees, servants and agents.

                 If Vendor utilizes contractor(s) per this Agreement, then Vendor shall require such contractor(s) to comply with these insurance requirements and supply certificates of insurance before any work commences.

         23.     GENERAL PROVISIONS.

                 A. In the event suit is brought by either party to enforce the terms of this Agreement or to collect any monies due hereunder or to collect money damages for breach hereof, the prevailing party as determined by the judiciary of the forum in which suit is brought, shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys' fees and court costs incurred in connection therewith.

                 B. Except as set forth to the contrary herein, any right or remedy shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

                 C. Nothing in this Agreement provides any legal or equitable rights to anyone not an executing party of this Agreement.

                 D. In the event of a conflict between the provisions of this Agreement and those of a P&P Attachment, the provisions of the P&P Attachment shall prevail. Each P&P Attachment identified with this Agreement shall only be effective if the same is reasonably identified herewith and subscribed to by authorized representatives of the parties.

                 E. All headings used herein are for index and reference purposes only, and are not to be given any substantive effect.

                 F. Unless defined herein, words having well-known technical or trade meanings shall be so construed. All listings of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

                 G. No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.

                 H. Each party to this Agreement represents and warrants to the other that:

                          (i)     It has the right, power and authority to
enter into and perform its obligations under this Agreement;

                          (ii)    It has taken all requisite action (corporate
or otherwise) to approve execution, delivery and performance of this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon itself in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws;

                          (iii)   Neither the execution of this Agreement nor
the fulfillment of or compliance with the terms and provisions hereof shall conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of the charter, bylaws or other governing instruments of such party, or any contract, instrument, order, judgment or decree to which such party is subject; and

                          (iv)    The fulfillment of its obligations hereunder
shall not constitute a material violation of any existing applicable law, rule, regulation or order of any government authority, and except as otherwise provided herein, all material, necessary or appropriate public or private consents, permissions, agreements, licenses or authorizations to which it may be subject have been or shall be obtained in a timely manner.

                 I. Neither party to this Agreement shall use any funds received under this Agreement for illegal or otherwise "improper" purposes. Neither party shall pay any commissions, fees or rebates to any employee of the other party nor favor any employee of the other party or its affiliates with gifts or entertainment of significant cost or value. In the event WorldCom has reasonable cause to believe that this section has been violated, WorldCom or its representative shall have the right to audit the records of Vendor to the extent necessary to determine compliance with this section.

                 J. Neither party to this Agreement shall divulge its terms to any suppliers or competitors of either party hereto; provided, that it is understood that Vendor may file this Agreement with any U.S. Federal or State governmental agency if such filing is required by law.

         24.     ENTIRE AGREEMENT.    This Agreement together with P&P
Attachments, if any, comprise all the terms, conditions and agreements of the parties with respect to the subject matter hereof and may not be altered or amended except in writing and signed by authorized representatives of each party hereto.

         IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Agreement as of the date and year first set forth above.

                            "WORLDCOM"

                            WORLDCOM NETWORK SERVICES, INC.



                            By: /s/ Larry Murphy for Russ Ray 9/19/96
                               --------------------------------------
                            Name: Larry Murphy for Russ Ray 9/19/96
                                 ------------------------------------
                            Its:  VP Eng
                                ----------------------------------



                            "VENDOR"

                             Ciena Corporation
                            ---------------------------------------


                            By: /s/  EGG
                               ------------------------------------
                            Name: Eric Georgatos
                                 ---------------------------------
                            Its:  VP and General Counsel
                                ----------------------------------

                     PRODUCTS AND PRICING ATTACHMENT NO. 1

THIS PRODUCTS AND PRICING ATTACHMENT NO. 1 (this "P&P ATTACHMENT") is made this 19 day of September, 1996, to that certain Basic Purchase Agreement between WorldCom Network Services, Inc. ("WorldCom") and CIENA Corporation("VENDOR") dated September 19, 1996 (the "AGREEMENT"). The following described Products and relevant pricing terms shall be subject to the terms of the Agreement. Unless otherwise specified herein, defined terms shall have the same meanings as set forth in the Agreement. However, in the event of a conflict between the terms and conditions of the Agreement and the terms and conditions of this P&P Attachment, this P&P Attachment shall control.

This P&P Attachment shall also replace and over-rule any previous Letters of Commitment or Letters of Understanding that may exist between the two parties.


1.  TERM/COMMITMENT TO ORDER/EXCLUSIVITY.

Under this P&P Attachment, in exchange for the prices offered by CIENA, as represented in Section 2 below, WorldCom agrees that Vendor shall be WorldCom's exclusive supplier of dense (meaning greater than 4 channel) wave division multiplexing system equipment and associated software ("WDM Systems") for a period starting from the execution date of this P&P Attachment through December 31, 1997 ("EXCLUSIVE PERIOD"). This is not a commitment by WorldCom to order any minimum quantity of WDM Systems; however, if WorldCom shall fail to purchase from Vendor during such Exclusive Period Vendor's WDM Systems having an aggregate price, * . WorldCom's obligation to purchase exclusively from Vendor during the Exclusive Period is expressly subject to successful completion of the field trial currently in progress pursuant to that Trial Evaluation Agreement between Vendor and WorldCom dated August 3, 1996. Completion of such trial shall be determined to be successful or not solely at the discretion of WorldCom, and WorldCom shall promptly notify Vendor in writing of its determination.

WorldCom shall have the right to make Orders for the Products described herein and place such Orders within sixty (60) months of the date of this P&P Attachment and Vendor shall accept such Orders subject to the terms of the Agreement and this P&P Attachment. Orders shall indicate (1) quantity of items ordered, (2) desired delivery date, (3) intended delivery site, and (4) delivery site for Vendor's standard documentation. Orders placed byWorldCom with Vendor shall not be binding upon Vendor until accepted in writing by a duly authorized officer or employee of Vendor. Such acceptance will occur within five working days of receipt of order by Vendor. If Vendor fails to respond to the WorldCom individual purchasing agent placing the order within five working days, and if the purchase order otherwise conforms to the terms, conditions and prices required under this Agreement, then such purchase order is presumed to have been accepted by Vendor.

Upon execution of this Agreement and the P&P Attachment, WorldCom agrees that Vendor may, at its election, make public announcement of the commencement by WorldCom of a field trial of Vendor's WDM System equipment, with the wording of such announcement subject to the reasonable approval of WorldCom. Upon successful completion of the field trial (which shall be deemed successful, if at all, entirely at WorldCom's sole discretion), WorldCom agrees that Vendor may make public announcement of the signing of this Agreement and the P&P Attachment, with the wording of such announcement subject to the reasonable approval of WorldCom.

2.  PRODUCT PRICING.

Subject to the True Up obligations set forth below, WorldCom's orders for WDM Systems during the Exclusivity Period shall be entitled to pricing based upon the price schedule listed below:

module description                                 model number                    unit price($)
------------------                                 ------------                    -------------
channel shelf                                      16000-01                             *
common shelf                                       16000-02                             *
dual amp module                                    16090-01                             *
980 pump module                                    16080-01                             *
1480 pump module (standard)                        16080-12                             *
1480 pump module (high power)                      16080-11                             *
service channel module                             16070-01                             *
nodal controll processor                           16060-03                             *
power supply module                                16050-01                             *
combiner module (8 way)                            16030-08                             *
splitter module (8 way)                            16040-08                             *
dual combiner module                               16030-16                             *
dual splitter module                               16040-16                             *
remodulator module (ch. 1)                         16010-01                             *
remodulator module (ch. 2)                         16010-02                             *
remodulator module (ch. 3)                         16010-03                             *
remodulator module (ch. 4)                         16010-04                             *
remodulator module (ch. 5)                         16010-05                             *
remodulator module (ch. 6)                         16010-06                             *
remodulator module (ch. 7)                         16010-07                             *
remodulator module (ch. 8)                         16010-08                             *
remodulator module (ch. 9)                         16010-09                             *
remodulator module (ch. 10)                        16010-010                            *
remodulator module (ch. 11)                        16010-011                            *
remodulator module (ch. 12)                        16010-012                            *
remodulator module (ch. 13)                        16010-013                            *
remodulator module (ch. 14)                        16010-014                            *
remodulator module (ch. 15)                        16010-015                            *
remodulator module (ch. 16)                        16010-016                            *
dual selector module (ch. X/X)                     16020-XX                             *

faceplate, 4HP, (0.8 wide)                         16120-14               *
faceplate, 7HP, (1.4 wide)                         16120-09               *
orderwire                                          16140-01               *
auxillary management module                        16130-01               *
alarm and power distribution                                              *
fan try                                            16600-01               *
air filter                                         16600-02               *
fiber dressing/air plenum                          16600-03               *
heat ramp                                          16600-04               *
fan replacement                                                           *
EMS  software**                                                           *
*                                                                         *
*                                                                         *

PRE-WIRED RACK ASSEMBLIES

7' unequal flange rack (equipped for 8 ch.)        16110-70               *
7' unequal flange rack (equipped for 16 ch.)       16110-80               *
8' unequal flange rack (equipped for 8 ch.)        16110-88               *
8' unequal flange rack (equipped for 16 ch.)       16111-70               *
8'-8" unequal flange rack (equipped for 8 ch.)     16112-70               *
8'-8" unequal flange rack (equipped for 16 ch.)    16112-80               *
7' channel rack (equipped for 8 ch.)               16112-88               *
7' channel rack (equipped for 16 ch.)              16113-70               *

 ** Price quoted is for Vendor's proprietary EMS Software. Vendor's proprietary EMS Software runs on a Sun workstation with Sun operating software. Vendor believes Sun's price for a primary workstation is approximately $20,000 and for the necessary Sun operating software is approximately $34,000; Vendor further believes Sun's price for a secondary, or sub-network workstation is approximately $10,000 to $15,000 and for the necessary Sun operating software is approximately $19,000. *

Not later than 60 days prior to the end of the Exclusive Period, Vendor shall notify WorldCom of the amount of all WorldCom Orders it has shipped or received since the date of execution of this Agreement and the P&P Attachment. Vendor agrees to meet and confer with WorldCom as to any questions WorldCom may have as to Vendor's record of such amount, and will use its best efforts to reconcile its record with any different record from WorldCom. Vendor's failure to give such notice in a timely manner shall not affect WorldCom's "true-up amount" payment obligations as set forth in the next paragraph.

On or before January 31, 1998, , Vendor shall compute the aggregate price, based on Section 2 prices, of all Orders received on or before December 31, 1997 and shipped or scheduled for shipment within 45 days after December 31, 1997, (such Orders are referred to as the "Exclusive Period Orders" and the aggregate price attributable thereto is referred to as the "Total Purchases"). If the Total Purchases equal or exceed *,

Vendor shall have no claim against WorldCom for payments beyond invoiced amounts on all such Orders. *, Vendor shall recompute the purchase price of all Exclusive Period Orders * (the "Undiscounted Purchases"). (Exclusive Period Orders shall not include orders for installation services, emergency technical support services or training services.) The amount by which the Undiscounted Purchases exceed the aggregate purchase price paid or to be paid by WorldCom on all Exclusive Period Orders shall be the "True Up Amount." WorldCom shall pay the True Up Amount within 30 days of receipt of Vendor's invoice therefor *



The following examples are for illustration:

a)       Assume Total Purchases equal                       $*
         Loss of * discount (True Up Amount)                $*
                                                            ----

         Total Due                                          $*

b)       Assume Total Purchases equal                       $*
         Loss of * discount (True Up Amount)                $*
                                                            ----
                *                                            *
                *
                *                                            *
                *                                            *
 . * Unless and until such negotiations result in a mutual written agreement to the contrary, all Orders received after * .

3.  DELIVERY.

To assist in Vendor's manufacturing planning, concurrent with and conditional upon WorldCom's notification to Vendor of successful completion of the field trial, and on each monthly anniversary of the execution hereof, WorldCom shall deliver Vendor a subsequent 12-month forecast of Orders (such Orders to include spares requirements). Such forecast shall not represent a binding purchase commitment by WorldCom; however, for forecasted Orders, Vendor commits to deliveries, including spares, within * after acceptance of Order. Vendor's obligation to deliver * of acceptance of such Orders shall apply only to Orders included in a 12-month rolling forecast provided hereunder.

*.





*.





*.





*.




*.





*.





*.                                                                             5

4.  SOFTWARE/HARDWARE COMMITMENTS.

Vendor commits to provide the following specific software/hardware features at the charges indicated, which features shall be tested and generally available for the Product described herein by the dates indicated:
Hardware
==============================================================================
Feature                               availability       price         note
------------------------------------------------------------------------------
                                            *              *            1
*
*
*                                           *
*                                                          *
*                                                          *
*                                                          *
*                                                          *
*                                                          *
*                                                          *
*                                                          *
*                                                          *
*                                           *              *            *
*                                           *              *            *
*                                           *              *            *
*                                           *              *
*                                           *              *            *
*                                           *              *            *
*                                           *              *
*
==============================================================================

Notes:
        *
        *
        *
        *
        *
        *




Software

a.       The following terms shall have the meaning set forth below:

         "EMS Software" shall mean the CIENA WaveWatcher(TM) element management system software, which does not include third party hardware or software on which the EMS Software operates.

         "Licensed Software" shall mean EMS Software, System Software, and Third Party Software, each of which in machine-readable form, and subsequent Software Upgrades and Software Enhancements, necessary to install, operate, and maintain the WDM Systems purchased by WorldCom pursuant to this Agreement.

         "System Software" shall mean computer programs and routines, with Third Party Software, embedded in and integral to a product contained in the WDM System and contained on a magnetic tape, disk, semiconductor device, or other memory device or system memory and consisting of (a) hard-wired logic instructions which manipulate data in the central processor and control input/output operations, and error diagnostic and recovery routines, and (b) other instruction sequences, in machine readable but not source code, as well as associated documentation used to describe, maintain or use such programs and routines.

         "Software Upgrade" shall mean a change or modification or release in or to the EMS Software or System Software which fixes or otherwise corrects faults, design shortcomings, shortcomings in meeting specifications, or makes other corrections as necessary to enable EMS Software or System Software to perform in accordance with specifications. A "Software Upgrade" does not include changes or modifications or releases which add one or more new functions which are not present in the most current version of the EMS Software or System Software or which otherwise materially enhance functionality, value or performance (a "Software Enhancement").

         "Software Revision Level" shall mean each specific release of Licensed Software that reflects any amendment, modification or change from the immediately preceding release, each of which releases shall contain a unique, sequential, alphabetical or numeric designation to identify each release of Licensed Software from another.

         "Third Party Software" shall mean software which is independently developed by a third party, sublicensed to WorldCom under this Agreement or otherwise provided with the WDM Systems hereunder.


b.       *




                 (1) The EMS Software in machine readable form, including any applicable Software Upgrades provided under the warranty provisions of Section ehereof, and any copies of the foregoing as authorized herein;

                 (2) System Software in machine readable form, including any applicable Software Upgrades provided under the warranty provisions of Section e hereof, and any copies of the foregoing as authorized herein;

                 (3) Third Party Software embedded in and integrated with the System, System Software and EMS Software, in machine readable form.

c. WorldCom's RTU License for a single unit of the EMS Software is limited to use with a single workstation which manufacturer and model are authorized by Vendor through provision of the designated release of EMS Software for such workstation. WorldCom may physically transfer the EMS Software from one workstation to another without notice to Vendor, and from one site to another provided that (a) the workstation from which the EMS Software has been transferred shall cease to be a licensed workstation for such transferred EMS Software, and the workstation to which the EMS Software has been transferred shall thereafter be deemed to be a licensed workstation, and
(b) the EMS Software delivered by Vendor shall not be resident at any time on more than the total number of licensed EMS workstations set forth in this Agreement or on the applicable attachment hereto.

d. The EMS Software and System Software contain copyrighted material, trade secrets and other proprietary material of Vendor or Vendor's subcontractors. WorldCom is granted no title or ownership rights to such software, and WorldCom shall not sell, transfer (except as authorized under this Agreement), rent, copy (other than for archival or backup purposes), reverse engineer, reverse compile, or grant any rights in such software without Vendor's prior written consent. WorldCom agrees to protect the software licensed hereunder in a manner consistent with the maintenance of Vendor's ownership and proprietary rights therein, including displaying of any copyright marks incorporated by Vendor.

e.       *



 .

f.       *





g.       *




 .

h. WorldCom shall have the option at any time during the term of this Agreement, upon 60 days advance written notice to Vendor, to purchase the Source Code for Vendor's EMS Software for * , paid concurrent with delivery of the Source Code. Notwithstanding such purchase by WorldCom, WorldCom shall have no right to sell, assign, transfer, license or sublicense the Source Code without the prior written consent of Vendor, which consent may be withheld in Vendor's sole discretion. From and after delivery by Vendor of Source Code pursuant to WorldCom's election to purchase it under this Agreement, Vendor's continuing warranty obligations, if any, with respect to providing repair service, Software Upgrades, or other technical support services, shall be void and of no further force or effect insofar as they affect or relate to EMS Software.

5.  SONET COMPLIANCE

Vendor represents that its WDM System has been and will continue to be tested for satisfactory functional interoperability with NorTel OC-48 SONET transmission terminals. Vendor further agrees to establish and continuously update and maintain a lab facility WDM System representative of the single WDM System purchased and installed by WorldCom which has the highest number of channels and cascaded optical line amplifiers, for use in replicating and diagnosing any field performance problems. It is acceptable that this facility be a shared facility supporting the combined training and testing requirements of all customers utilizing the same Vendor Product(s). In the event that notwithstanding Vendor's testing for satisfactory interoperability and Vendor's lab replication and diagnosis, there remain in-field interoperability problems, Vendor will designate not less than two of its personnel to form a task force with WorldCom to conduct sufficient additional testing and diagnosis to determine the cause of the problem and possible solutions.

6.  ADDITIONAL SPECIFICATIONS.

Vendor and WorldCom acknowledge and agree that the ongoing field trial may result in WorldCom requesting additional specifications for the Products. Vendor and WorldCom agree to work together to develop mutually agreed statements of such specifications and mutually agreed increases, if any, to the prices set forth in Section 2, as a result of such specifications.

7.  WARRANTY PERIOD.

    *


 .

8. DOCUMENTATION AND TRAINING.

A.  Documentation

For each:
1. Network Manager System
2. MultiWave(TM) terminal
3. MultiWave(TM) line amplifier

delivered under this P&P Attachment, Vendor shall promptly, at time of delivery, provide, at no additional charge to WorldCom, one complete set of written documentation and user's manual for said Product(s). This documentation will be shipped to the same location that said Product(s) are delivered.

Upon delivery of the first Order placed under this P&P Attachment, Vendor shall, at no charge to WorldCom, provide an additional six (6) complete sets of Product documentation to satisfy WorldCom Engineering requirements.

In accordance with Section 7, "Substitutions and Modifications", of the Agreement, product updates or modifications must be documented and notification of these changes provided in written form ahead of Product deliveries incorporating said changes. Vendor agrees to provide notification and modification documentation in quantities sufficient to update all sets of existing documentation delivered to WorldCom at the time of notification.

Vendor agrees to allow WorldCom to edit, duplicate, and apply said Product literature and documentation solely and exclusively for internal WorldCom use.

B.  Training

During the period ending June 30, 1998, Vendor shall provide *
, with WorldCom free to exercise discretion in how to allocate such days based on the following classes and class duration:



-----------------------------------------------------------------------------------------------------
 Course      Class Name                  Number of    Eastern      Central     Mountain     Pacific
  Number                                   Days         Time        Time         Time        Time
                                                        Zone        Zone         Zone        Zone
-----------------------------------------------------------------------------------------------------
M-101        Installation                     2           *           *            *          *
-----------------------------------------------------------------------------------------------------
M-102        OAM&P                            2           *           *            *          *
-----------------------------------------------------------------------------------------------------
M-103        WaveWatcher Operator             1           *           *            *          *
-----------------------------------------------------------------------------------------------------
M-104        WaveWatcher                      2           *           *            *          *
             Administrator
-----------------------------------------------------------------------------------------------------
M-100        Train the Trainer                3           *           *            *          *
-----------------------------------------------------------------------------------------------------

WorldCom shall pay Vendor for travel and lodging expenses for Vendor personnel teaching classes held at WorldCom's facilities. WorldCom may pay such expenses at fixed rates in the schedule above or may reimburse Vendor for actual expenses incurred. Class shall be charged by Vendor at Vendor's standard rates.

Class size at Vendor's facilities will be limited to ten (10) people and scheduled three (3) weeks in advance.

Class size at WorldCom facilities will be determined by WorldCom in consultation with Vendor and scheduled three (3) weeks in advance.

Within three (3) months of executing this P&P Attachment, Vendor agrees to develop a Training Video to demonstrate the functionality and maintenance of associated Products. Vendor agrees to solicit input from WorldCom to insure the video addresses WorldCom training concerns. Vendor will provide a master copy of this video to WorldCom at no charge, which WorldCom may duplicate as often as it deems necessary but for the sole purpose of internal training. Except for WorldCom's right to use and duplicate such video for its own internal purposes, Vendor shall own all rights in and to such video, and may use it for training of other customers, distributors, etc.

Training services in excess of the * days shall, if conducted at Vendor's Maryland facility, be charged to WorldCom in accordance with the following schedule:


--------------------------------------------------------------
 Course       Class Name                   Number   Course In
 Number                                   of Days     Savage
--------------------------------------------------------------
M-101         Installation                   2           *
--------------------------------------------------------------
M-102         OAM&P                          2           *
--------------------------------------------------------------
M-103         WaveWatcher                    1           *
              Operator
--------------------------------------------------------------
M-104         WaveWatcher                    2           *
              Administrator
--------------------------------------------------------------
M-100         Train the Trainer              3           *
--------------------------------------------------------------

Training services in excess of the 100 free instructor class days shall, if conducted at a WorldCom site, be charged to WorldCom in accordance with the following schedule:

------------------------------------------------------------------------------------------------------
 Course       Class Name                   Number      Eastern     Central      Mountain     Pacific
 Number                                    of Days      Time        Time         Time         Time
                                                        Zone        Zone         Zone         Zone
------------------------------------------------------------------------------------------------------
M-101         Installation                   2            *           *            *           *
------------------------------------------------------------------------------------------------------
M-102         OAM&P                          2            *           *            *           *
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
M-103         WaveWatcher                    1             *          *           *          *
              Operator
------------------------------------------------------------------------------------------------------
M-104         WaveWatcher                    2             *          *           *          *
              Administrator
------------------------------------------------------------------------------------------------------
M-100         Train the Trainer              3             *          *           *          *
------------------------------------------------------------------------------------------------------

8.  TECHNICAL SUPPORT AND INSTALLATION SERVICES PRICING.

Installation Services shall be invoiced to WorldCom at Vendor's standard rates, plus expenses, in accordance with the following schedule:

                  1st 48 hrs./week         Overtime Hours         Capabilities

 Installer I             *                        *                     *




An installer is fully trained and equipped for the following tasks: S - superstructure; P - Power; F - Fiber connections; A - Alarm connections. Hauling and Hoisting will be billed as incurred.

For the initial deployment of Vendor's Products and in cases where WorldCom's network service quality is being impacted by problems/failures related to Vendor's Products, the Vendor agrees to provide support personnel that can be available within 24 hours of notification to assist WorldCom personnel resolve a problem on-site. For the case of initial deployment, this service shall be provided per WorldCom's request at Vendor's expense. In cases of emergency troubleshooting, if Vendor's Products were found to be at fault, expenses for travel and assistance are Vendor's responsibility. If Vendor's Products were not at fault, WorldCom will be responsible for Vendor's manpower expenses and reasonable travel and lodging expenses.



After initial deployment and installaction, emergency technical support shall be available by phone from Vendor's Maryland facility 24 hours a day, seven days a week. During core business hours, this service will be available to WorldCom at no charge. For after-hour, week-end, and holiday support rendered from Vendor's Maryland facility, * provided, that in each case, if Vendor's Products were found to be at fault, there shall be no charge for such service.


9.  REPAIR AND RETURN.

A. Vendor agrees to maintain the following emergency safety stock specifically for WorldCom utilization:

*
*
*
*
*
*
*
*
*
*
*
*

This safety stock may be the same hardware used to populate the Vendor lab facility specified in Article 8 Section B of this P&P Attachment as long as this hardware is not committed to another customer's testing or emergency support.

This safety stock must be accessible 24 hours a day, seven days a week, for emergency shipment to a WorldCom-indicated location within a 24 hour time-frame.

At such time as WorldCom places orders for any of the following modules, there shall be added to the safety stock the number of such modules listed below:

*
*
*
*
*

B. For items no longer within warranty (as defined in this P&P Attachment), Vendor shall within 10 working days of receipt of damaged product, provide WorldCom an estimate for repair charges to any Product, component, or sub-assembly to any Product manufactured by the Vendor.). Such estimate shall not exceed the greater of (i) the price set forth in Section 2 of this P&P Attachment for such product, or (ii) Vendor's cost of materials for making such repair plus 50%. WorldCom may thereafter elect to order such repair work to be done or to purchase replacement Products, components or subassemblies.

C. If repaired, standard repair turn-around time shall be no longer than thirty (30) days from receipt of malfunctioning Product, component, or subassembly to any Product. If Vendor fails to deliver on or before the thirty
(30) days and the Product is still under warranty, then Vendor agrees to ship a new replacement, at no cost to WorldCom, within 24 hours to maintain WorldCom's network performance and survivability level.

D. Vendor agrees to provide WorldCom repair reports for every item returned. These reports shall describe the problem found and the corrective action taken. Vendor agrees to maintain a cumulative list documenting problem types and number of occurrences.

10.      Assurances.

Vendor agrees to support unannounced WorldCom quality assurance inspections related to the manufacturing and testing of Products WorldCom has on order hereunder.

Vendor warrants and represents that the Products are in current factory production and Vendor has no present plans to discontinue manufacture of the Products. Further, Vendor recognizes the signficance that WorldCom places on the Product commitments contained herein.



All of which is agreed to by the undersigned.


WorldCom Network Services, Inc.                    CIENA Corporation
                                                        (Vendor)

BY: /s/ Larry Murphy for Russ Ray 9/19/96           BY: /s/ EGG
    -------------------------------------              ------------------------
          (Signature)                                       (Signature)

Larry Murphy                                           Eric Georgatos
---------------------------                            ------------------------
         (Print Name)                                       (Print Name)

VP Eng.                                                VP and General Counsel
---------------------------                            ------------------------
         (Title)                                            (Title)